UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 2, 2025
Federal Home Loan Mortgage Corporation

(Exact name of registrant as specified in its charter)
Freddie Mac

Federally chartered corporation	001-34139	52-0904874
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8200 Jones Branch Drive	McLean	Virginia	22102-3110
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (703) 903-2000
Not applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 2, 2025, Freddie Mac (formally the Federal Home Loan Mortgage Corporation) elected Jane E. Prokop to its Board of Directors (the Board), effective as of January 2, 2025. Ms. Prokop is an experienced executive in the financial services industry.
Ms. Prokop, age 59, has served as the Executive Vice President and Global Head of Small and Medium Enterprises at Mastercard Incorporated since October 2021. From June 2009 until September 2021, Ms. Prokop was Chief Executive Officer at Principis Capital, a privately held specialty finance company providing financing to the small business sector in the US and Canada. Ms. Prokop was Chief Strategy Officer at Northern Leasing Systems from May 2007 until May 2009, leading the team evaluating small-ticket lease portfolios and platforms, resulting in the acquisition of over $100 million in lease portfolios. From December 2004 until February 2007, Ms. Prokop was Executive Vice President of Strategy and Planning at MortgageIT, a residential mortgage banking company, where she partnered with other executives to manage the hedging and securitization of various mortgage collateral types for a proprietary portfolio, which grew to over $5 billion. Ms. Prokop was President of the Home Closer LLC division at MortgageIT from April 2002 until December 2004. From October 1999 until March 2002, Ms. Prokop was Executive Vice President of Corporate Development at Digital Convergence Corp. (a media technology company), responsible for strategic alliances/business development and financial strategy function. Ms. Prokop was an Investment Officer at AIG-Brunswick Capital Management from June 1996 until July 1999, serving as an investment professional in a $300 million private equity fund targeting Russian and Eastern European companies. Ms. Prokop holds a Ph.D. from Harvard University and a B.A. from Boston University.
Ms. Prokop will receive compensation as a non-executive director of Freddie Mac as described in Freddie Mac’s Annual Report on Form 10-K filed on February 14, 2024 (the 2023 Annual Report), under the heading “Directors, Corporate Governance, and Executive Officers – Corporate Governance – Director Compensation,” which description is incorporated herein by reference. Ms. Prokop will be a member of the Operations and Technology Committee and the Risk Committee.
Freddie Mac will enter into an indemnification agreement with Ms. Prokop, the form of which is filed as Exhibit 10.28 to Freddie Mac’s Annual Report on Form 10-K filed on February 10, 2022, and is incorporated herein by reference. For a description of this agreement, see the 2023 Annual Report, under the heading “Executive Compensation – Compensation Discussion and Analysis – Written Agreements Relating to NEO Employment – Indemnification Agreements,” which description is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
The exhibits listed in the Exhibit Index below are being submitted with this report.

Exhibit Number	Description of Exhibit

10.1
Form of Indemnification Agreement between the Federal Home Loan Mortgage Corporation and Outside Directors (incorporated by reference to Exhibit 10.28 to the Registrant's Annual Report on Form 10-K filed on February 10, 2022)†

99.1	Press Release dated January 7, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
† This exhibit is a management contract or compensatory plan, contract, or arrangement.

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Freddie Mac Form 8-K

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL HOME LOAN MORTGAGE CORPORATION

By:	/s/	Heidi L. Mason
Heidi L. Mason
EVP and General Counsel
Date: January 7, 2025

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Freddie Mac Form 8-K